UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 5, 2010

Date of Report (Date of earliest event reported)

SUMMER INFANT, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-33346	20-1994619
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

1275 PARK EAST DRIVE

WOONSOCKET, RHODE ISLAND 02895

(Address of Principal Executive Offices)  (Zip Code)

(401) 671-6550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Termination of Steven Gibree’s Employment Agreement and Entry into Change of Control Agreement

On February 5, 2010, pursuant to a letter agreement (the “Termination Letter”) the Company and Steven Gibree, the Company’s Executive Vice President of Product Development, agreed to terminate Mr. Gibree’s existing employment agreement with the Company which expires on March 6, 2011.  In connection with terminating Mr. Gibree’s employment agreement on February 5, 2010 the Company and Mr. Gibree also entered into a Change of Control Agreement (the “Change of Control Agreement”).  The Change of Control Agreement entitles Mr. Gibree to certain payments and benefits if (1) there is a Change of Control (as such term is defined therein) and (2) within twelve (12) months thereafter Mr. Gibree’s employment is terminated (i) other than for Cause (as such term is defined therein) or due to the death or disability of Mr. Gibree or (ii) by Mr. Gibree for Good Reason (as such term is defined therein) then Mr. Gibree shall be entitled to (a) a lump sum cash payment equal to the sum of (A) 100% of Mr. Gibree’s base salary that was in effect at the time of termination and (B) the average of Mr. Gibree’s annual base bonuses from the Company for two (2) fiscal years preceding the fiscal year in which the termination occurs and (b) for a period of one (1) year, except where comparable benefits are available from a subsequent employer, Mr. Gibree and, as applicable, his covered dependents shall be entitled to all benefits under the Company’s welfare benefit plans, as if Mr. Gibree were still employed during such period, at the same level of benefits and at the same dollar cost to Mr. Gibree as is in effect at the time of termination.  The Change of Control Agreement also contains non-competition and similar covenants which are in effect during Mr. Gibree’s employment with the Company and for a period of twelve (12) months following the termination of Mr. Gibree’s employment with the Company.

The above description of the Termination Letter and the Change of Control Agreement are qualified in their entirety by reference to the full text of the Termination Letter and the Change of Control Agreement which are being furnished to the Securities and Exchange Commission as Exhibit 10.1 and Exhibit 10.2 attached herewith and incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

Not applicable.

(b)           Pro Forma Financial Information.

Not applicable.

(c)           Shell Company Transactions.

Not applicable.

(d)           Exhibits.

Exhibit Number

10.1	Side Letter between Summer Infant, Inc. and Steven Gibree dated February 5, 2010

10.2	Change of Control Agreement between Summer Infant, Inc. and Steven Gibree dated February 5, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMER INFANT, INC.

Date: February 9, 2010	By:	/s/ Joseph Driscoll
Joseph Driscoll
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Side Letter between Summer Infant, Inc. and Steven Gibree dated February 5, 2010

10.2	Change of Control Agreement between Summer Infant, Inc. and Steven Gibree dated February 5, 2010